Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission joint Schedules 13G and any amendments thereto with respect to the flyExclusive securities owned by them, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

[Signature Page Follows]

Dated: February 14, 2024	EnTrust Magnolia Partners LP
By: EnTrust Global Partners LLC, as general partner

	By:	/s/ Matthew Lux
	Name:	Matthew Lux
	Title:	Senior Managing Director & General Counsel of the General Partner

Dated: February 14, 2024	FE Manager LLC
By: EnTrust Global Partners LLC, as manager

	By:	/s/ Matthew Lux
	Name:	Matthew Lux
	Title:	Senior Managing Director & General Counsel of the manager